Exhibit 5.1

Nelson

Mullins

Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

201 17th Street, NW / Suite 1700 / Atlanta, GA  30363

Tel: 404.322.6000  Fax: 404.322.6150

www.nelsonmullins.com

August 4, 2011

State Bank Financial Corporation

415 East Paces Ferry

Suite 250

Atlanta, GA 30305

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to State Bank Financial Corporation, a Georgia corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), relating to the issuance of up to 3,160,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), that the Company may issue under the State Bank Financial Corporation 2011 Omnibus Equity Compensation Plan, effective January 26, 2011 (the “Plan”).  This opinion letter is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act.  We have been advised that the Plan was adopted and approved by the shareholders of the Company at the Company’s 2011 annual shareholders meeting.

As such counsel, and as a basis for the opinion hereinafter set forth, we have examined and are familiar with the amended and restated articles of incorporation and bylaws of the Company (each as amended to date), and the minutes of the meetings of the shareholders and directors of the Company.  In addition, we have made such investigations of law and have examined such certificates of public officials and officers of the Company and such other documents and records as we have deemed necessary for purposes of this opinion letter.

We have relied on statements and representations of officers of the Company and other representatives of the Company and its agents.  We have not independently established or verified any facts relevant to the opinion expressed herein.  In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures and the legal capacity and mental competence of natural persons.

We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding paragraph was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosure

With twelve office locations in the District of Columbia, Florida, Georgia, Massachusetts, North Carolina, South Carolina, and West Virginia

State Bank Financial Corporation

August 4, 2011

necessary to prevent such information from being misleading.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based, as to matters of law, solely on the Georgia Business Corporation Code.  We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, we are of the opinion that the Shares covered by the Registration Statement, when issued and delivered in accordance with the Plan, will be validly issued, fully paid and nonassessable.

This opinion letter is furnished to you, and is for your use in connection with the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever.  This opinion letter may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion letter may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.  This opinion letter speaks as of the date hereof.  We make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur that could affect the opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated pursuant to the Securities Act.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP